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                                                                    Exhibit 5.1

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              MAIN 410.580.3000 FAX 410.580.3001






                                October 28, 2003




NEWCASTLE INVESTMENT CORP.
1251 Avenue of the Americas
New York, New York 10020

         Re:    Registration Statement on Form S-3 (Registration No. 333-109597)
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Ladies and Gentlemen:

     We serve as special Maryland counsel to Newcastle Investment Corp., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of an indeterminate number or amount, as the case may be, of (collectively, the "Offered Securities"): (a) senior debt or subordinated debt securities (the "Debt Securities"), (b) shares of Preferred Stock, $0.01 par value per share, of the Company ("Preferred Stock"), (c) depositary shares representing shares of Preferred Stock (the "Depositary Shares") and evidenced by depositary receipts (the "Depositary Receipts"), (d) warrants to purchase debt or equity securities of the Company (the "Warrants"), and (e) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $750,000,000 and are covered by the above-identified Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by its Secretary;
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                                                      NEWCASTLE INVESTMENT CORP.
                                                                October 28, 2003
                                                                          Page 2

     4. Resolutions adopted by the Board of Directors of the Company relating to
(a) the registration, sale and issuance of the Offered Securities and (b) the creation and delegation of authority to a Pricing Committee (the "Pricing Committee") of the Board of Directors in connection therewith, certified as of the date hereof by the Secretary of the Company;


     5. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

     6. A certificate (the "Officer's Certificate") executed by Randal A. Nardone, Secretary of the Company, dated as of the date hereof.

         In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

     5. The Offered Securities have not been issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of Capital Stock (as defined in the Charter) contained in Article VII or Article VIII of the Charter.
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                                                      NEWCASTLE INVESTMENT CORP.
                                                                October 28, 2003
                                                                          Page 3



     6. Prior to the issuance of the Offered Securities, the Pricing Committee will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law.

     7. Any Debt Securities will be issued under a valid and legally binding indenture (each, an "Indenture") that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

     8. Prior to the issuance of any shares of Common Stock or Preferred Stock (including any Depositary Shares), the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock.

     9. Appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock (including any Depositary Shares), and will comply with the Charter, the Bylaws and applicable law.

     10. Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a "Deposit Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

     11. Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Charter, the Bylaws, the Deposit Agreement and applicable law.

     12. Any Warrants will be issued under a valid and legally binding warrant agreement (each, a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

     13. The underwriting, subscription or purchase agreements for offerings of the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the Prospectus or the applicable prospectus supplement.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
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                                                      NEWCASTLE INVESTMENT CORP.
                                                                October 28, 2003
                                                                          Page 4

     2. With respect to shares of Common Stock, when (a) shares of Common Stock have been duly authorized by the Board of Directors of the Company, (b) the Registration Statement has become effective under the Securities Act, (c) the terms of the issuance and sale of shares of Common Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

     3. With respect to shares of Preferred Stock, when (a) shares of Preferred Stock have been duly authorized by the Board of Directors of the Company, (b) the Registration Statement has become effective under the Securities Act, (c) appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, "Articles Supplementary") have been duly adopted by the Board of Directors of the Company and Articles Supplementary have been filed with and accepted for record by the SDAT, (d) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (e) the shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such shares of Preferred Stock will be duly authorized, legally issued, fully paid and nonassessable.

     4. With respect to the Warrants, when (a) the Registration Statement has become effective under the Securities Act, (b) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board of Directors of the Company, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the shares of Common Stock or Preferred Stock or the Debt Securities into which the Warrants are exercisable will be duly authorized.

     5. With respect to the Debt Securities, when (a) the Registration Statement becomes effective under the Securities Act, (b) the Indenture relating to the Debt Securities has been duly

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                                                      NEWCASTLE INVESTMENT CORP.
                                                                October 28, 2003
                                                                          Page 5


authorized, executed and delivered and the Debt Securities have been duly authorized by the Board of Directors of the Company, (c) the terms of the Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

     6. With respect to the Depositary Shares, when (a) the Registration Statement becomes effective under the Securities Act, (b) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the Depositary Shares have been duly authorized by the Board of Directors of the Company, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Debt Securities will be duly authorized.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.


                                             Very truly yours,

                                          /s/ PIPER RUDNICK LLP